GGP REPORTS FOURTH QUARTER 2016 RESULTS
AND DECLARES FIRST QUARTER DIVIDEND

Chicago, Illinois, January 30, 2017 - GGP Inc. (the “Company” or “GGP”) (NYSE: GGP) today reported results for the three and twelve months ended December 31, 2016.

Highlights

•	Company Same Store Net Operating Income (“Company Same Store NOI”) increased 5.1% and 4.4% from the prior year period for the three and twelve months ended December 31, 2016, respectively.

•
Company earnings before interest, taxes, depreciation and amortization (“Company EBITDA”) increased 6.8% and 9.3% from the prior year period for the three and twelve months ended December 31, 2016, respectively.

•	Same Store leased percentage was 97.2% at quarter end.

•	Initial rental rates for signed leases that have commenced in 2016 on a suite-to-suite basis increased 10.1% when compared to the rental rate for expiring leases.

•	Tenant sales (all less anchors) increased 0.9% on a trailing 12-month basis.[1]

•	For the month of December, tenant sales (all less anchors) increased 2% and sales per square foot (<10,000 square feet) increased 3.1% over the prior year.

•	The Company declared a first quarter common stock dividend of $0.22 per share, an increase of 16% over the first quarter of 2016.

GAAP Operating Results
For the three months ended December 31, 2016, net income attributable to GGP was $236 million, or $0.24 per diluted share, as compared to $194 million, or $0.20 per diluted share, in the prior year period. For the twelve months ended December 31, 2016, net income attributable to GGP was $1.3 billion, or $1.34 per diluted share, as compared to $1.37 billion, or $1.43 per diluted share, in the prior year period. Net income attributable to GGP in 2016 and 2015 for the twelve months was impacted primarily by the gains related to the sales and acquisitions of partial interests in two properties.

Company Operating Results
For the three months ended December 31, 2016, Company Funds From Operations (“Company FFO”) was $412 million, or $0.43 per diluted share, as compared to $408 million, or $0.43 per diluted share, in the prior year period, an increase of 0.8%. For the twelve months ended December 31, 2016, Company FFO was $1.47 billion, or $1.53 per diluted share, as compared to $1.38 billion, or $1.44 per diluted share, in the prior year period, an increase of 6.7%.

1	Excludes Christiana Mall due to unusual changes in sales productivity.

Investment Activities
Development
The Company’s development and redevelopment activities total $1.3 billion, of which approximately $0.6 billion is under construction and $0.7 billion is in the pipeline.

Acquisitions
The Company acquired its joint venture partner’s interest in Riverchase Galleria in Hoover, Alabama.

The Company acquired 605 N. Michigan Avenue in Chicago, Illinois.

The Company acquired interests in five Macy’s boxes, including the boxes at Tysons Galleria and Stonestown Galleria.

Common Share Repurchase
During the quarter, the Company acquired approximately 1.89 million of its common shares at a weighted average price of $24.47 per share for total consideration of approximately $46 million.

Dividends
On January 30, 2017, the Company’s Board of Directors declared a first quarter common stock dividend of $0.22 per share payable on April 28, 2017, to stockholders of record on April 13, 2017. This represents an increase of $0.03 per share or 16% growth over the dividend declared for the first quarter of 2016.

The Board of Directors also declared a quarterly dividend on the 6.375% Series A Cumulative Redeemable Preferred Stock of $0.3984 per share payable on April 3, 2017, to stockholders of record on March 15, 2017.

On January 27, 2017, the Company paid a special common stock dividend of $0.26 per share to stockholders of record on December 27, 2016.

Guidance

	For the year ending	For the quarter ending
Earnings Guidance	December 31, 2017	March 31, 2017

Net income attributable to GGP	$0.63-$0.68	$0.12-$0.14
Preferred stock dividends	(0.02)	(0.01)
Net income attributable to common stockholders	$0.61-$0.66	$0.11-$0.13
Depreciation, including share of joint ventures	0.92	0.23
NAREIT FFO	$1.53-$1.58	$0.34-$0.36
Adjustments[1]	0.03	0.01
Company FFO per diluted share	$1.56-$1.61	$0.35-$0.37

1.
Includes impact of straight-line rent, above/below market rent, gain/loss on foreign currency and the related provision for income taxes, and other items. For discussion on the purpose and use of these adjustments please see the Non-GAAP Supplemental Financial Measures and Definitions section on page ER7.

The guidance estimate reflects management’s view of current and future market conditions, including assumptions with respect to Company Same Store NOI and Operating Income growth, rental rates, occupancy levels, retail sales, variable expenses, interest rates and the earnings impact of the events referenced in this release and previously disclosed. The guidance also reflects management’s view of capital market conditions. The estimates do not include future gains or losses, or the impact on operating results from future property acquisitions or dispositions or capital market activity. Earnings per share estimates may be subject to fluctuations as a result of several factors, including any gains or losses associated with disposition activity. By definition, FFO and Company FFO exclude real estate-related depreciation and amortization, provisions for impairment, or gains or losses associated with property disposition activities. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release and in the Company’s annual and quarterly periodic reports filed with the Securities and Exchange Commission.

Investor Conference Call
On Tuesday, January 31, 2017, the Company will host a conference call at 8:00 a.m. Central (9:00 a.m. Eastern). The conference call will be accessible by telephone and through the Internet. Interested parties can access the call by dialing 877.845.1018 (international 707.287.9345). A live webcast of the conference call will be available in listen-only mode in the Investors section at www.ggp.com. Interested parties should access the conference call or website 10 minutes prior to the beginning of the call in order to register. For those unable to listen to the call live, a replay will be available after the conference call event. To access the replay, dial 855.859.2056 (international 404.537.3406) conference ID 35145485.

Supplemental Information
The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the Securities and Exchange Commission as an exhibit on Form 8-K.

Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Investors and others should note that we post our current Investor Presentation on the Investors page of our website at www.ggp.com. From time to time, we update that Investor Presentation and when we do, it will be posted on the Investors page of our website at ggp.com. It is possible that the updates could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the Investors page of our website at www.investor.ggp.com from time to time.

GGP Inc.
GGP Inc. is an S&P 500 company focused exclusively on owning, managing, leasing and redeveloping high-quality retail properties throughout the United States. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.
Contact:
Kevin Berry
SVP Investor and Public Relations
(312) 960-5529
kevin.berry@ggp.com

Non-GAAP Supplemental Financial Measures and Definitions
Proportionate or At Share Basis
The following Non-GAAP supplemental financial measures are all presented on a proportionate basis. The proportionate financial information presents the consolidated and unconsolidated properties at the Company’s ownership percentage or “at share”. This form of presentation offers insights into the financial performance and condition of the Company as a whole, given the significance of the Company’s unconsolidated property operations that are owned through investments accounted for under GAAP using the equity method.
The proportionate financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP proportionate financial information reflects our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts shown in the columns labeled "Consolidated Properties at Share" reflect the Company's Consolidated Properties at our proportionate share (excluding noncontrolling interests and unconsolidated properties). The amounts in the column labeled "Unconsolidated Properties" were derived on a property-by-property basis by including our share of each line item from each individual entity. This provides visibility into our share of the operations of our joint ventures.
We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.
We provide Non-GAAP proportionate financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. Other companies in our industry may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure. Because of these limitations, the Non-GAAP proportionate financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.
Net Operating Income (“NOI”), Company NOI and Company Same Store NOI
The Company defines NOI as proportionate income from operations and after operating expenses have been deducted, but prior to deducting financing, property management, administrative and income tax expenses. NOI excludes management fees and other corporate revenue and reductions in ownership as a result of sales or other transactions. The Company considers NOI a helpful supplemental measure of its operating performance because it is a direct measure of the actual results of our properties. Because NOI excludes reductions in ownership as a result of sales or other transactions, management fees and other corporate revenue, general and administrative and property management expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, provision for income taxes, preferred stock dividends, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.
The Company also considers Company NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI items such as straight-line rent, and amortization of intangibles resulting from acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company NOI should only be used as an alternative measure of the Company’s financial performance.

We present Company NOI, Company EBITDA and Company FFO (as defined below); as we believe certain investors and other users of our financial information use these measures of the Company’s historical operating performance.
Adjustments to NOI, EBITDA and FFO, including debt extinguishment costs, market rate adjustments on debt, straight-line rent, intangible asset and liability amortization, real estate tax stabilization, gains and losses on foreign currency and other items that are not a result of normal operations, assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at the properties or from other factors. In addition, the Company’s leases include step rents that increase over the term of the lease to compensate the Company for anticipated increases in market rentals over time. The Company’s leases do not include significant front loading or back loading of payments or significant rent-free periods. Therefore, we find it useful to evaluate rent on a contractual basis as it allows for comparison of existing rental rates to market rental rates. Management has historically made these adjustments in evaluating our performance, in our annual budget process and for our compensation programs.
The Company defines Company Same Store NOI as Company NOI excluding periodic effects of full or partial acquisitions of properties and certain redevelopments (for the list of properties included in Company Same Store NOI see the Property Schedule in our Supplemental Information). We do not include an acquired property in our Company Same Store NOI until the operating results for that property have been included in our consolidated results for one full calendar year. Properties that we sell are excluded from Company NOI and Company Same Store NOI for all periods once the transaction has closed.
The Company considers Company Same Store NOI a helpful supplemental measure of its operating performance because it assists management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable properties or from other factors, such as the effect of acquisitions. For these reasons, we believe that Company Same Store NOI, when combined with GAAP operating income provides useful information to investors and management.
Other REITs may use different methodologies for calculating, NOI, Company NOI and Company Same Store NOI, and accordingly, the Company’s Company Same Store NOI may not be comparable to other REITs. As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the Company Same Store NOI we present does not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items, to the extent they are material, to operating decisions or assessments of our operating performance. Our consolidated GAAP statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.
Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization ("EBITDA") and Company EBITDA
The Company defines EBITDA as NOI less certain property management and administrative expenses, net of management fees and other corporate revenues. EBITDA is a commonly used measure of performance in many industries, but may not be comparable to measures calculated by other companies. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other equity REITs, retail property owners who are not REITs and other capital-intensive companies. Management uses Company EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Same Store NOI (discussed below), it is widely used by management in the annual budget process and for compensation programs. Please see adjustments discussion above for the purpose and use of the adjustments included in Company EBITDA.
EBITDA and Company EBITDA, as presented, may not be comparable to similar measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP.

Funds From Operations (“FFO”) and Company FFO
The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”). The Company determines FFO to be its share of consolidated net income (loss) computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon the Company’s economic ownership interest, and all determined on a consistent basis in accordance with GAAP. As with the Company’s presentation of NOI, FFO has been reflected on a proportionate basis.
The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry. FFO facilitates an understanding of the operating performance of the Company’s properties between periods because it does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.
We calculate FFO in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO in accordance with NAREIT guidance. In addition, although FFO is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. As with the presentation of Company NOI and Company EBITDA, we also consider Company FFO, which is not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs, to be a helpful supplemental measure of our operating performance. Please see adjustments discussion above for the purpose and use of the adjustments included in Company FFO.
FFO and Company FFO do not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity or indicative of funds available to fund our cash needs. In addition, Company FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
The Company presents NOI, EBITDA and FFO as they are financial measures widely used in the REIT industry. In order to provide a better understanding of the relationship between the Company’s non-GAAP financial measures of NOI, Company NOI, EBITDA, Company EBITDA, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of GAAP operating income to Company NOI and Company Same Store NOI, a reconciliation of GAAP net income attributable to GGP to EBITDA and Company EBITDA, and a reconciliation of GAAP net income attributable to GGP to FFO and Company FFO. None of the Company’s non-GAAP financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to GGP and none are necessarily indicative of cash flow. In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s proportionate share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for by the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments.

GAAP FINANCIAL STATEMENTS

Consolidated Balance Sheets (In thousands)

	December 31, 2016	December 31, 2015

Assets:
Investment in real estate:
Land	$3,066,019	$3,596,354
Buildings and equipment	16,091,582	16,379,789
Less accumulated depreciation	(2,737,286)	(2,452,127)
Construction in progress	251,616	308,903
Net property and equipment	16,671,931	17,832,919
Investment in and loans to/from Unconsolidated Real Estate Affiliates	3,868,993	3,506,040
Net investment in real estate	20,540,924	21,338,959
Cash and cash equivalents	474,757	356,895
Accounts receivable, net	322,196	336,572
Notes receivable, net	678,496	641,445
Deferred expenses, net	209,852	214,578
Prepaid expenses and other assets	506,521	968,873
Assets held for disposition	—	216,233
Total assets	$22,732,746	$24,073,555
Liabilities:
Mortgages, notes and loans payable	12,430,418	14,216,160
Investment in Unconsolidated Real Estate Affiliates	39,506	38,488
Accounts payable and accrued expenses	655,362	784,493
Dividend payable	433,961	172,070
Deferred tax liabilities	3,843	1,289
Junior Subordinated Notes	206,200	206,200
Liabilities held for disposition	—	58,934
Total liabilities	13,769,290	15,477,634
Redeemable noncontrolling interests:
Preferred	144,060	157,903
Common	118,667	129,724
Total redeemable noncontrolling interests	262,727	287,627
Equity:
Preferred stock	242,042	242,042
Stockholders' equity	8,393,722	8,028,001
Noncontrolling interests in consolidated real estate affiliates	33,583	24,712
Noncontrolling interests related to Long-Term Incentive Plan Common Units	31,382	13,539
Total equity	8,700,729	8,308,294
Total liabilities, redeemable noncontrolling interests and equity	$22,732,746	$24,073,555

GAAP FINANCIAL STATEMENTS

Consolidated Statements of Income (In thousands, except per share)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Revenues:
Minimum rents	$367,484	$387,230	$1,449,704	$1,481,614
Tenant recoveries	163,838	171,496	668,081	689,536
Overage rents	23,510	25,269	42,534	44,024
Management fees and other corporate revenues	22,728	21,282	95,814	86,595
Other	32,775	39,357	90,313	102,137
Total revenues	610,335	644,634	2,346,446	2,403,906
Expenses:
Real estate taxes	55,985	52,458	229,635	222,883
Property maintenance costs	14,013	15,548	55,027	60,040
Marketing	6,120	9,110	13,155	21,958
Other property operating costs	67,117	74,923	282,591	302,797
Provision for doubtful accounts	2,353	1,882	8,038	8,081
Property management and other costs	31,815	39,709	138,602	161,556
Provision for loan loss	205	—	29,615	—
General and administrative	14,432	13,010	55,745	50,405
Provisions for impairment	—	8,604	73,039	8,604
Depreciation and amortization	161,477	160,663	660,746	643,689
Total expenses	353,517	375,907	1,546,193	1,480,013
Operating income	256,818	268,727	800,253	923,893
Interest and dividend income	16,453	14,358	59,960	49,254
Interest expense	(133,862)	(147,386)	(571,200)	(607,675)
(Loss) gain on foreign currency	(2,086)	1,555	14,087	(44,984)
(Loss) gain from changes in control of investment properties and other	(10,512)	11,780	722,904	634,367
Income before income taxes, equity in income of Unconsolidated Real Estate Affiliates and allocation to noncontrolling interests	126,811	149,034	1,026,004	954,855
(Provision for) benefit from income taxes	(173)	9,253	(901)	38,334
Equity in income of Unconsolidated Real Estate Affiliates	103,856	32,275	231,615	73,390
Unconsolidated Real Estate Affiliates - gain on investment	10,790	6,067	51,555	327,017
Net Income	241,284	196,629	1,308,273	1,393,596
Allocation to noncontrolling interests	(4,824)	(2,588)	(19,906)	(19,035)
Net income attributable to GGP	236,460	194,041	1,288,367	1,374,561
Preferred stock dividends	(3,984)	(3,984)	(15,935)	(15,937)
Net income attributable to common stockholders	$232,476	$190,057	$1,272,432	$1,358,624

Basic Earnings Per Share:	$0.26	$0.22	$1.44	$1.54
Diluted Earnings Per Share:	$0.24	$0.20	$1.34	$1.43

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

Reconciliation of GAAP Operating Income to Company Same Store NOI
Operating Income	$256,818	$268,727	$800,253	$923,893
Loss (gain) on sales of investment properties	—	188	1,017	(499)
Depreciation and amortization	161,477	160,663	660,746	643,689
Provision for loan loss	205	—	29,615	—
Provision for impairment	—	8,604	73,039	8,604
General and administrative	14,432	13,010	55,745	50,405
Property management and other costs	31,815	39,709	138,602	161,556
Management fees and other corporate revenues	(22,728)	(21,282)	(95,814)	(86,595)
Consolidated Properties	442,019	469,619	1,663,203	1,701,053
Noncontrolling interest in NOI of Consolidated Properties	(4,346)	(5,205)	(15,425)	(18,525)
NOI of sold interests	452	(27,921)	(42,747)	(103,021)
Unconsolidated Properties	194,540	166,191	725,479	578,841
Proportionate NOI	632,665	602,684	2,330,510	2,158,348
Company adjustments:
Minimum rents	1,549	(1,034)	15,609	26,556
Real estate taxes	1,490	1,490	5,958	5,958
Property operating expenses	1,001	1,030	3,992	4,086
Company NOI	636,705	604,170	2,356,069	2,194,948
Company Non-Same Store NOI	22,339	19,493	119,430	52,893
Company Same Store NOI	$614,366	$584,677	$2,236,639	$21,241,055

Reconciliation of GAAP Net Income Attributable to GGP to Company EBITDA
Net Income Attributable to GGP	$236,460	$194,041	$1,288,367	$1,374,561
Allocation to noncontrolling interests	4,824	2,588	19,906	19,035
Loss (gain) on sales of investment properties	—	188	1,017	(499)
Loss (gains) from changes in control of investment properties and other	10,512	(11,780)	(722,904)	(634,367)
Unconsolidated Real Estate Affiliates - gain on investment	(10,790)	(6,067)	(51,555)	(327,017)
Equity in income of Unconsolidated Real Estate Affiliates	(103,856)	(32,275)	(231,615)	(73,390)
Provision for loan loss	205	—	29,615	—
Provision for impairment	—	8,604	73,039	8,604
Provision for (benefit from) income taxes	173	(9,253)	901	(38,334)
Loss (gain) on foreign currency	2,086	(1,555)	(14,087)	44,984
Interest expense	133,862	147,386	571,200	607,675
Interest and dividend income	(16,453)	(14,358)	(59,960)	(49,254)
Depreciation and amortization	161,477	160,663	660,746	643,689
Consolidated Properties	418,500	438,182	1,564,670	1,575,687
Noncontrolling interest in EBITDA of Consolidated Properties	(4,144)	(5,016)	(14,808)	(17,805)
EBITDA of sold interests	452	(27,795)	(42,461)	(102,327)
Unconsolidated Properties	183,696	157,089	688,155	539,290
Proportionate EBITDA	598,504	562,460	2,195,556	1,994,845
Company adjustments:
Minimum rents	1,549	(1,034)	15,609	26,556
Real estate taxes	1,490	1,490	5,958	5,958
Property operating expenses	1,001	1,030	3,992	4,086
Company EBITDA	$602,544	$563,946	$2,221,115	$2,031,445

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

Reconciliation of GAAP Net Income Attributable to GGP to Company FFO
Net Income Attributable to GGP	$236,460	$194,041	$1,288,367	$1,374,561
Redeemable noncontrolling interests	2,037	(693)	9,971	7,839
Provision for impairment excluded from FFO	—	8,604	73,039	8,604
Noncontrolling interests in depreciation of Consolidated Properties	(1,161)	(1,850)	(6,036)	(7,754)
Unconsolidated Real Estate Affiliates - gain on investment	(10,790)	(6,067)	(51,555)	(327,017)
Loss on sales of investment properties	—	163	1,016	2,687
Preferred stock dividends	(3,984)	(3,984)	(15,935)	(15,937)
Loss (gains) from changes in control of investment properties and other	10,512	(11,780)	(722,904)	(634,367)
Depreciation and amortization of capitalized real estate costs - Consolidated Properties	157,325	157,722	645,129	632,328
Depreciation and amortization of capitalized real estate costs - Unconsolidated Properties	70,520	72,508	279,756	258,510
FFO	460,919	408,664	1,500,848	1,299,454
Company adjustments:
Minimum rents	1,549	(1,034)	15,609	26,556
Property operating expenses	1,490	1,490	5,958	5,958
Property management and other costs	1,001	1,030	3,992	4,086
Investment income, net	(205)	(205)	(818)	(818)
Market rate adjustments	(1,154)	(401)	(3,247)	(1,724)
Gain on extinguishment of debt	(54,138)	—	(54,138)	—
Write-off of mark-to-market adjustments on extinguished debt	—	—	(2,290)	7,229
Provision for loan loss	205	—	22,095	—
Loss (gain) on foreign currency	2,086	(1,555)	(14,087)	44,984
Benefit from (provision for) income taxes	404	615	(1,857)	(16,551)
FFO from sold interests	—	(434)	(815)	7,632
Company FFO	$412,157	$408,170	$1,471,250	$1,376,806

Reconciliation of Net Income Attributable to GGP per diluted share to Company FFO per diluted share
Net Income Attributable to GGP per diluted share	$0.24	$0.20	$1.36	$1.45
Preferred stock dividends	—	—	(0.02)	(0.02)
Net income attributable to common stockholders per diluted share	0.24	0.20	1.34	1.43
Redeemable noncontrolling interests	—	—	0.01	0.01
Provision for impairment excluded from FFO	—	0.01	0.08	0.01
Noncontrolling interests in depreciation of Consolidated Properties	—	—	(0.01)	(0.01)
Unconsolidated Real Estate Affiliates - gain on investment	(0.01)	(0.01)	(0.03)	(0.34)
Gains from changes in control of investment properties and other	0.01	(0.01)	(0.75)	(0.66)
Depreciation and amortization of capitalized real estate costs	0.24	0.24	0.93	0.92
FFO per diluted share	0.48	0.43	1.57	1.36
Company adjustments:
Straight-line rent	—	—	0.02	0.03
Property operating expenses	—	—	0.01	0.01
Gain on extinguishment of debt	(0.06)	—	(0.07)	—
Loan loss provision	—	—	0.02	—
Loss (gain) on foreign currency	0.01	—	(0.02)	0.05
Provision for income taxes	—	—	—	(0.02)
FFO from sold interests	—	—	—	0.01
Company FFO per diluted share	$0.43	$0.43	$1.53	$1.44